                                                                    Exhibit 3.23

                                     (SEAL)

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

                         CERTIFICATE OF INCORPORATION

                                       OF

                         TITAN TIRE CORPORATION OF TEXAS
                            CHARTER NUMBER 01446018

     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

     ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED MAY  21, 1997
EFFECTIVE MAY 21, 1997

(SEAL)


                                       /s/ Antonio O. Garza
                                       -----------------------------------------
                                       Antonio O. Garza, Jr., Secretary of State

                                                                         (STAMP)

                            ARTICLES OF INCORPORATION
                                       OF
                         TITAN TIRE CORPORATION OF TEXAS

     I, the undersigned natural person of the age of twenty-one years or more, acting as the incorporator of the corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE I

     The name of the corporation is Titan Tire Corporation of Texas.

                                   ARTICLE II

     The period of its duration is perpetual.

                                   ARTICLE III

     The purpose for which the corporation is organized is to transact any or all lawful businesses for which corporations may be incorporated now or hereafter under the Texas Business Corporation Act.

                                   ARTICLE IV

     The aggregate number of shares that the corporation shall have authority to issue is 10,000, which shall be 10,000 shares of common stock, Ten Dollars ($10.00) par value per share.

                                    ARTICLE V

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

                                   ARTICLE VI

     The post office address of its registered office is 6700 Paredes Lane Road, Brownsville, Texas 78520, and the name of its registered agent at such address is Titan Wheel International, Inc.

                                   ARTICLE VII

     The number of directors constituting the Initial Board of Directors is two
(2), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

         NAMES                  ADDRESSES
         -----                  ---------
Maurice M. Taylor, Jr.   2701 Spruce Street
                         Quincy, Illinois 62301

Kent W. Hackmack         2701 Spruce Street
                         Quincy, Illinois 62301

                                  ARTICLE VIII

     The name and address of the incorporator is:

         NAME                   ADDRESS
         ----                   -------
Harold B. Oakley         525 Jersey Street
                         Quincy, Illinois 62301

     IN WITNESS WHEREOF, we have hereunto set our hands this 20th day of May, 1997.


                                        /s/ Harold B. Oakley
                                        ----------------------------------------
                                        Harold B. Oakley

STATE OF ILLINOIS   )
                    )
COUNTY OF ADAMS     )

     I, Mary Lou Rakers, a Notary Public do hereby certify that on this 20th day of May, 1997, personally appeared before me, Harold B. Oakley, who being by me duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

                                 /s/ Mary Lou Rakers
                                 -----------------------------------------------
                                 Notary Public in and for Adams County, Illinois

NOTARIAL SEAL
Notary Public
County of Adams, Illinois

                                                               (SEAL)


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